UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2008 (December 11, 2008)
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: TERM SHEET
EX-10.2: FORM OF AMENDMENT TO STOCK OPTION AGREEMENT
EX-99.1: LETTER OF TIMOTHY L. LARGAY
EX-99.2: COMPANY PRESS RELEASE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Appointment of President and Chief Executive Officer
     On December 11, 2008, the Board of Directors (the “Board”) of Magellan Petroleum Corporation (the “Company”) appointed William H. Hastings as the Company’s new President and Chief Executive Officer to serve an initial term of five (5) years. Under the terms of his employment, Mr. Hastings will receive an initial annual cash salary of $300,000 and additional equity incentive compensation described below. He also will be entitled to certain employee and severance benefits.
     The material terms of Mr. Hastings employment are set forth in a term sheet dated December 11, 2008 approved by the Board and Mr. Hastings. A copy of the term sheet is attached hereto as Exhibit 10.1 and is hereby incorporated by reference. The Company and Mr. Hastings intend to enter into a definitive employment agreement incorporating the terms of employment described on the Term Sheet as soon as practicable, which definitive agreement will be filed as an exhibit to a subsequent current report on Form 8-K.
     In conjunction with Mr. Hastings’ appointment as the Company’s new President and Chief Executive Officer, Daniel J. Samela has resigned as the Company’s Acting President and Chief Executive Officer, effective December 11, 2008. Mr. Samela will continue to serve the Company as its Chief Financial Officer, Chief Accounting Officer and Treasurer under the terms of his Amended and Restated Employment Agreement with the Company, dated as of September 28, 2008, which remains in full force and effect.
     Resignation of Director
     On December 11, 2008, Timothy L. Largay resigned as a member of the Company’s Board, as an Assistant Secretary of the Company, and as a member of the Board of Directors of Magellan Petroleum Australia Limited, the Company’s wholly-owned subsidiary (“MPAL”). Mr. Largay has served on the Company’s Board since 1996 and on the MPAL Board since 2001.
     At the time of his resignations, Mr. Largay was not a member of any committees of the Company’s Board or of the MPAL Board. Mr. Largay’s resignations were not due to a disagreement with the Company or MPAL or any officer or director of the Company or MPAL on any matter relating to the Company’s or MPAL’s operations, policies or practices. A copy of Mr. Largay’s resignation letter to Mr. Walter McCann, Chairman of the Board, and Mr. Robert Mollah, Chairman of the Board of MPAL, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
     Election of New Director
     On December 11, 2008, the Company’s Board of Directors also unanimously elected William H. Hastings to immediately fill the vacancy on the Company’s Board created by Mr. Largay’s resignation. Mr. Hastings will not be paid directors’ fees by the Company. In addition, as President/CEO, he will not be considered an “independent” director under the listing standards of the Nasdaq Stock Market, Inc. Accordingly, he will not serve on any committees of the Board.
     Mr. Hastings, 53, most recently served as President of Nova Atlantic Group LLC, which focuses on development of “stranded” natural gas reserves. He previously spent twenty-six years working for Marathon Oil, an international energy company based in Houston, Texas. At Marathon, he served in various executive capacities in Houston and in London where he was responsible for new business development and asset growth initiatives. Mr. Hastings is a 1977 graduate of Purdue University, with a B.S. in Industrial Management and also received an M.B.A. in managerial finance in 1980 from Indiana University. He resides in Falmouth, Maine.
     The Board has also determined to nominate Mr. Hastings for a three year term of office as a Company director, commencing at the 2008 annual meeting of shareholders and expiring at the 2011 annual meeting of shareholders. The Board will announce the record date and meeting date for the 2008 annual meeting in the near future.
     Concurrently, Mr. Hastings has also been recommended for election as a member of the Board of Directors of MPAL, which election is expected in the near future.
     The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between Mr. Hastings and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. Hastings and any other person pursuant to which he was elected as a director, and (3) there is no transaction between Mr. Hastings and the Company that would require disclosure under Item 404(a) of Regulation S-K.
     Award of Non-Qualified Stock Options
     On December 11, 2008, the Company’s Board awarded Mr. Hastings 3.1 million non-qualified stock options under the Company’s 1998 Stock Option Plan, as amended to date (the “Plan”) in two tranches, at an exercise price equal to $1.20 per share. The Company and Mr. Hastings intend to enter into definitive option award agreements incorporating the terms of these option awards as soon as practicable, which definitive award agreements will be filed as exhibits to a subsequent current report on Form 8-K.
     As described in the Term Sheet, the vesting of Mr. Hastings’ stock options shall be as follows:
1) stock options covering 2.1 million shares will vest in three equal annual installments, commencing twelve months after the effective date of Mr. Hastings’ employment with the Company (December 11, 2009, December 11, 2010 and December 11, 2011).
2) stock options covering an additional 1 million shares will vest upon the attainment of either of the following mutually acceptable performance goals: (i) upon monetizing the uncontracted gas reserves held by MPAL at the Amadeus Basin fields at a price (or trade value) acceptable to the Board of Directors of the Company, or (ii) upon the trading price of the Company’s common stock being greater than $1.50 per share for a period of sixty consecutive days.
     Mr. Hastings’ option awards are expressly conditioned upon, and will only take effect, if the Company’s shareholders approve an amendment and restatement of the Plan at the Company’s 2008 annual meeting of shareholders to be held in the near future, which approval is required under the terms of the Plan and the listing requirements of the Nasdaq Stock Market, Inc. The Company’s proxy statement with respect to the 2008 annual meeting will describe the material features of the amended and restated Plan. In addition, a copy of the amended and restated Plan will be attached to the Company’s proxy statement as an appendix thereto.
Item 8.01 Other Events
     Company Press Release
     On December 15, 2008, the Company issued a press release announcing Mr. Hastings’ appointment of its new President and CEO and the director changes discussed under item 5.02 above. A copy of the Company’s press release is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.
     Modification of Outstanding Options
     On December 11, 2008, the Compensation Committee of the Board authorized an amendment to the existing 2005 option award agreements for Walter McCann, Donald Basso, Timothy Largay and Ronald Pettirossi to conform the agreements to the 2008 option award agreement for Robert Mollah. Under each amendment, each currently outstanding vested option to acquire 100,000 shares of the Company’s common stock (at their original exercise price of $1.60 per share) will permit each director to exercise his options at any time during the remaining term of the option (until November 2015) even if a director ceases to serve on the Board prior to such time, subject to a one-year provision in the event of the earlier death of the option holder. A copy of the form of amendment to each option award agreement is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
10.1	Term Sheet between the Company and William H. Hastings, dated December 11, 2008.

10.2	Form of Amendment to Stock Option Agreement for directors.

99.1	Letter of Timothy L. Largay, dated December 11, 2008 to Walter McCann, Chairman of the Board and Robert Mollah, Chairman of the Board of MPAL.

99.2	Company press release dated December 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
	Name:	Daniel J. Samela
Title: Chief Financial Officer, Chief Accounting Officer and Treasurer

Dated: December 15, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Term Sheet between the Company and William H. Hastings, dated December 11, 2008.

10.2	Form of Amendment to Stock Option Agreement for directors.

99.1	Letter of Timothy L. Largay, dated December 11, 2008 to Walter McCann, Chairman of the Board of Directors and Robert Mollah, Chairman of the Board of MPAL.

99.2	Company press release dated December 15, 2008.